Exhibit 4.3

                      Form of Subordinated Convertible Note
                           issued in Delphi Financing

                FORM OF SUBORDINATED CONVERTIBLE PROMISSORY NOTE

              THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND NEITHER THE
              SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER THE ACT.


                          Elephant & Castle Group Inc.

                          Convertible Subordinated Note
                              Due December 31, 2003
No. 1
U.S._________________                                       ______________, 199_

         FOR VALUE RECEIVED, the undersigned, Elephant & Castle Group Inc. (herein called the "Company"), a corporation organized and existing under the laws of the Province of British Columbia, Canada, hereby promises to pay to the order of ___________________ or registered assigns ("Holder"), the principal sum of ____________ U.S. Dollars on December 31, 2003 with interest computed on a the basis of the number of days actually elapsed and a 365-or 366-day year, as applicable) on the unpaid balance thereof from the date of issuance hereof until December 31, 2003 or until the entire principal hereof shall have become due and payable, at the rates of eight (8%) percent per annum, payable quarterly in arrears on each of March 31, June 30, September 30 and December 31, commencing on June 30, 1999; such interest to be paid in cash, provided, however, that to the extent permitted by law, and when available to the Company, interest may be paid, at the option of the Company, in fully registered, transferrable Common Shares of the Company, and if paid in Common Shares shall be paid in such shares valued at the average closing market price for such shares in the NASDAQ Over-the-Counter (small cap) market (or other national securities Exchange on which listed) during the ten (10) trading days ending on the third business day preceding the interest payment date.

         Payments of both principal and interest are to be made by wire transfer or overnight mail for credit to the account of the Holder in such manner at the Holder's address of record, or to such other place in the United States of America as the Holder shall designate to the Company in writing from time to time.

         1. Private Placement. This Note is one of a series of a duly authorized issue of Convertible Subordinated Notes due January 8, 2004 of the Company, and is being issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act") pursuant to a Private Placement Memorandum dated December 3, 1998 superseded and supplemented prior to the date hereof and written Subscription Agreement with the purchaser or purchasers of the Notes.

         2. Premium on Mandatory Redemption. All Notes unpaid and not converted into the Company's Common Shares by December 31, 2003 shall be immediately due and payable on such date together with a twenty-five (25%) percent premium on the unpaid principal amount thereof, and any accrued and unpaid interest then due thereon.

         3. Prepayment/Optional Redemption. This Note is subject to prepayment at par plus accrued and unpaid interest thereon only as follows: In the event that (a) six months following the issuance of the Notes and (b) the Registrable Securities (as defined in Section 8(a) hereof have been registered with the Securities and Exchange Commission (the "Commission") under the Act, then the Company has the right to redeem up to thirty-three and one-third (33-1/3%) percent of the original aggregate principal amount of the Notes at par only if the bid price for the Company's Common Shares equals or exceeds one hundred fifty (150%) percent of the conversion price for fifteen (15) consecutive trading days, in which the average daily trading volume is not less than 25,000 shares per day. Thereafter, the Company shall have the right to redeem at par the balance of the Notes, each additional thirty-three and one-third (33 1/3%) of the original aggregate principal amount of the Notes to be redeemed on not less than six (6) months intervals from the preceding redemption date. Each redemption hereunder shall be on not less than thirty (30) days notice to the Holder, and the Holder shall retain the right to convert the Note, as hereinafter provided, until the date noticed for redemption.

         4. Subordination. The payment of the principal of, premium, if any, and interest on this Note is unsecured, and expressly subordinated to the payment of all senior indebtedness of the Company, and will rank junior in right of payment with all senior indebtedness of the Company which includes as of the date hereof (U.S. $Nine Million) in convertible subordinated debentures issued to General Electric Investment Private Placement Partners II and any other or additional bank or institutional financing for borrowed money, whether now in existence or subsequently arising.

         5. Conversion. Subject to and upon compliance with the provisions of the Note, at the option of the holder hereof, this Note or any portion of the principal amount hereof may at any time following six (6) months after the date hereof, to and including January 8, 2004 be converted in whole or part into fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price set forth below as adjusted from time to time.

             Method of Conversion. So long as this Note remains outstanding the Holder may exercise, in whole or in part, and from time to time, the conversion rights evidenced hereby, by:

             (i) the surrender of this Note to the Secretary of the Company at its principal office (or at such other place as the Company shall notify Holder in writing); and

             (ii) written notice to the Company of the amount of the Note being converted, and the aggregate Exercise Price for the number of Shares being purchased.

             Certificate for Shares. Upon the exercise of the conversion rights evidenced by this Note, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within six (6) business days of the delivery of the subscription notice. If any certificate for shares subscribed for and paid is not delivered on a timely basis, the Company shall pay a penalty to the Holder equal to one (1%) percent of the subscription amount for each day after the sixth (6th) business day that the shares are not so delivered. Delivery by the Company shall be deemed completed upon the sooner of (i) actual receipt of such shares by the Holder or the Holder's broker, or
             (ii) two (2) days following delivery by the Company of written instructions to the Company's transfer agent with respect to the delivery of such shares to the Holder, or in accordance with the Holder's instructions.

             Valid Issuance of Shares. The Company covenants that (i) it will at all times keep reserved for issuance upon conversion hereof such number of Common Shares equal to 140% of the Common Shares as shall be issuable upon such exercise as if currently exercised, and (ii) the Shares, when issued pursuant to the conversion of this Note, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and preemptive or similar rights with respect to the issuance thereof.

             Conversion Price. The initial conversion price shall be U.S. Two ($2.00) Dollars per Common Share.

             Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon conversion of this Note and the Conversion Price shall be subject to adjustment from time to time as follows:

                   (a) Adjustment of Exercise Price and Number of Shares. The Conversion Price and the kind of Shares (or other Securities) purchasable hereunder shall be subject to adjustment as follows: In case the Company shall at any time prior to the redemption of this Note, (i) pay a dividend or make a distribution on the outstanding Common Shares in Common Shares of the Company, (ii) subdivide outstanding Shares of Common Stock into a larger number of Common Shares or (iii) combine the outstanding Common Shares into a smaller number of Common Shares, then, and in each such case, the Conversion Price and number of Shares (or other securities) purchasable hereunder in effect immediately prior to such event shall be adjusted so that the Holder of this Note shall be entitled to receive, for the same aggregate consideration, the Number of shares of Common Stock or other securities of the Company that the holder would have owned or been entitled to received upon or by reason of any of the events described above, had this Note been exercised immediately prior to the occurrence of such event with respect to any unexercised portion of this Note. Any adjustment made pursuant to this Section shall become effective retroactively (i) in the case of any such dividend, stock split or distribution, to a date immediately following the close of business on the day upon which such corporate action become effective. In case the Company at any time or from time to time shall take any action affecting the Common Stock or its other equity interests, if any, other than an action described above, then the Conversion Price and number of Shares (or other securities) purchasable hereunder in effect immediately prior to such event shall be adjusted so that the Holder of this Note shall be entitled to receive, for the same aggregate consideration, the Number of shares of Common Stock or other securities of the Company that the holder would have owned or been entitled to receive upon or by reason of any of the events described above, had this Note been exercised immediately prior to the occurrence of such event with respect to any unexercised portion of this Note.

                   (b) Corporate Transactions. If at any time after the date hereof and prior to the expiration hereof, the Company shall effect any capital reorganization or reclassification, or other change of outstanding Common Stock or other equity interest, if any, purchasable on exercisable hereof or in the case of any consolidation or merger of the Company with or into another person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change in the Common Stock or other equity interest, if any purchasable on exercisable hereof), (any of the foregoing, a "Transaction"), the Company shall execute and deliver to the holder of this Note at least ten business days prior to effecting any of the foregoing Transactions a certificate stating that the holder shall have the right thereafter, until the expiration hereof, in connection with any remaining portion of this Note to convert this Note (for the same aggregate consideration) into the kind and amount (estimating such amount to the extent necessary) of Common Shares or other equity securities or other property or cash which would be receivable upon such Transaction by a holder of the number of shares of Common Stock for which such unexercised portion of this Note was immediately exchangeable prior to such Transaction.

                   (c) Notice of Adjustment. Whenever an event occurs requiring any material adjustment to be made to the exercise price pursuant to this Section, the Company shall promptly notify the Holder of such adjustment. Such notice shall contain the calculation of the material adjustment to the exercise price. The holder hereof shall have five (5) business days to contest in writing such calculation. The Company and the holder shall agree to work in good faith to reconcile any such differences, provided, that if a reconciliation is not achieved within five (5) additional business days, the parties shall agree to the selection of an independent accountant to make such determination. No Fractional Shares. No fractional shares or scrip representing fractional shares be issued upon the conversion of this Note, but in lieu of such fractional shares the Company shall issue one additional share of the Company's Common Stock.

         6. No Stockholder Rights. Prior to conversion of this Note, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including, without limitation, the right to vote such Shares, receive dividends or other distribution thereon, exercise preemptive rights or be notified of stockholder meetings.

         7. Transferability. This Note and the Common Shares issuable hereunder may not be transferred or assigned, in whole or in part, except for a transaction which, in the opinion of counsel to the Holder, reasonably satisfactory to the Company, is exempt from registration under the Securities Act of 1933, as amended (the "Act").

         8.        Regi9stration.

         (a) The Company shall effect a registration of the underlying Common Shares (the "Registrable Securities"). In connection therewith, the Company will:

         (i) Prepare and file on Form S-3, if available, or other appropriate form, prior to April 30, 1999 a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective as to the registrable securities as promptly as practicable and keep any such registration statement effective for so long as the Notes remain outstanding;

         (ii) Prepare and file with the SEC such amendments as promptly as practicable, and supplements to such registration statement and the prospectus used in connection with such registration statements as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

         (iii) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration;

         (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

         (v)  In  the  event  that  the   offering  of  the  Common   Shares  is
         underwritten, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

         (vi) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. In any such event, the Company shall promptly file an amendment to the Registration Statement and such amendment shall correct such untrue statement of a material fact or include such a material fact required to be stated therein to make the statements therein not misleading.

         (vii) Notwithstanding the registration requirements stated herein, the Company shall grant the holder hereof "piggyback" registration rights to register the Registrable Securities on another registration statement filed by the Company if the initial Registration Statement with respect to the Registrable Securities is not then current if the Company is registering Common Shares other than the Registrable Securities under a separate Registration Statement.

         (b) In the event that the registration statement is not effective within six (6) months of the issuance of the Notes, the Company shall pay additional interest to the holders with respect to the Notes at the rate of two (2%) percent in cash for each calendar month that the Notes are outstanding until a registration statement is effective, provided that if the Company has timely filed a registration statement, has exercised its best efforts to cause such registration statement to become effective, and the failure of the registration statement to have been declared effective is not due to any fault or neglect on the part of the Company, additional interest payable for the first thirty (30) days after such six (6) month period shall be limited to one (1%) percent of the amount of the Notes.

         (c) Expenses. The Company shall pay all expenses incurred in connection with each registration requested (excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders and the fees and disbursements of counsel for the Holders), including without limitation federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company.

         (d) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

         (e) Indemnification. In the event any Registrable Securities owned by the Holders are included in a registration statement to the maximum extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, shareholders, employees, representatives and directors or each Holder, any underwriter (as determined in the Securities Act) for such Holder or Indemnified Party, as hereinafter defined, and each person, if any, who controls such Holder or underwriter (each an "Indemnified Party") within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violation (collectively a "Violation"):

         (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

         (ii) the omission of alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

         (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law in connection with the offering covered by such registration statement.

The Company will reimburse each indemnitee for any legal or other expenses including reasonable legal fees and expenses reasonably incurred by them in connection with investigation or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability to action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controller person of such Holder.

         (f) Reservation of Common Shares. The Company will keep reserved for issuance upon conversion hereof, such number equal to one hundred and forty percent (140%) of Common Shares as shall be issuable upon exercise of the Notes initially outstanding, as reduced from time to time by conversions or redemptions of any of the Notes.

         (g) Compliance with Securities Laws. The Company covenants that it shall comply with the requirements of the Securities Exchange Act of 1934 as amended.

         9. Surrender and Exchange. Upon surrender of this Note for redemption in part or conversion in part, a new Note for the remaining principal amount will be issued to, and registered in the name of, the Holder and such newly issued Note shall substantially have the same terms as this Note, except as to amount.

         10. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth in the Subscription Agreement or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by reputable overnight courier, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents, and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

         11. Default. In case of any default by the Company in the payment of any principal or interest due hereunder, not cured within ten (10) business days this Note may be declared immediately due and payable. Should the indebtedness represented by this Note or any part thereof following an event of default be collected in any proceeding or be required to be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, equal to the twenty-five (25%) percent of the outstanding principal amount of the Note, which would have been due upon redemption, accrued interest due and payable hereon, and all costs of collecting this Note, including reasonable attorney's fees and expenses.

                  Further, in the event that the Notes of any Holder are redeemed or required to be redeemed, the Company shall promptly make a written offer to redeem the Notes of all other Holders on the same terms and conditions as apply to the Notes of any Holder which are being redeemed or required to be redeemed. Any failure and refusal of the Company to offer to redeem this Note shall constitute a default within the meaning if Section 11 of this Note.

         12. Governing Law. This Note shall be governed by and enforced in accordance with the laws of the United States and the State of Minnesota.

         13. Successors and Assigns. The terms and provisions of this Note and the Agreement shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and permitted assigns. As to any Common Shares issued due to a full or partial conversion of this Note,
Section 8 hereof shall survive such a full or partial conversion of this Note and Section 11 shall apply to any Note or Notes which remain outstanding.

         14. Amendments and Waivers. Any waiver or amendment of any term of this Note shall be binding upon any subsequent holder of this Note.

         15. Indemnification for Breach of this Note. In the event that the Company shall fail to make any payment of principal or interest due hereunder, including interest for late filing of any Registration Statement, or otherwise breach the terms of this Note, the Company will indemnify and hold harmless each Holder and each Indemnified Party, as defined in Section 8(e) hereunder against any loss, claims, damages or liabilities, joint or several to which they may become subject insofar as such losses, claims, damages or liabilities or actions against such Holder or Indemnified Party in respect thereof arise out of or are based upon any such claimed breach of this Note.

                                                   Elephant & Castle Group Inc.

                                                By /s/ Martin O'Dowd
                                                   -------------------------
                                                   Name: Martin O'Dowd
                                                   Title: President